Exhibit 24.4

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Marino Zigrossi, with full power of substitution, as the true and lawful attorney-in-fact and agent of the undersigned, and authorizes and designates him to sign on behalf of the undersigned, and to file filings and any amendments thereto, with the Securities and Exchange Commission, made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities of REGENERX BIOPHARMACEUTICALS, INC.; SOLIGENIX, INC. and FENNEC PHARMACEUTICALS, INC. held by the undersigned, directly, indirectly or beneficially, pursuant to Sections 13(d), 13(g) and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until withdrawn by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of September 2017.

/s/ Martina Cavazza Preta
Martina Cavazza Preta